SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2004

FOCUS ENHANCEMENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11860	04-3144936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1370 Dell Ave., Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 866-8300
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Focus Enhancements, Inc. ("Focus") announced it had entered into an agreement with Cadence Design Systems ("Cadence"), under which Cadence will perform design services for the development of Focus' Ultra WideBand chipset. Additionally, Focus announced that it had selected Jazz Semiconductor and Taiwan Semiconductor Manufacturing Corp. to manufacture its chipset.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press release "Focus Enhancements Partners with Cadence Design Systems in Ultra Wideband Chip Development."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.
Date: October 7, 2004	By: /s/ Gary Williams
Name: Gary Williams Title: VP of Finance and CFO